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                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                                    FORM 8-A

                FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES
                     PURSUANT TO SECTION 12(b) OR (g) OF THE
                         SECURITIES EXCHANGE ACT OF 1934

   Western Asset/Claymore U.S. Treasury Inflation Protected Securities Fund 2
   --------------------------------------------------------------------------
             (EXACT NAME OF REGISTRANT AS SPECIFIED IN ITS CHARTER)


              Massachusetts                              42-1607118
----------------------------------------    ------------------------------------
(STATE OF INCORPORATION OR ORGANIZATION)    (I.R.S. EMPLOYER IDENTIFICATION NO.)

385 East Colorado Blvd.
Pasadena, CA                                       91105
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(ADDRESS OF PRINCIPAL EXECUTIVE OFFICES)        (ZIP CODE)

If this form relates to the                 If this form relates to the
registration of a class of                  registration of a class of
securities pursuant to Section 12(b)        securities pursuant to Section
of the Exchange Act and is effective        12(g) of the Exchange Act and is
pursuant to General Instruction             effective pursuant to General
A.(c), please check the following           Instruction A.(d), please check the
box: |X|                                    following box: |_|

Securities Act registration statement file number pursuant to
which this form relates:                                            333-111316
                                                                 ---------------
                                                                 (IF APPLICABLE)

Securities to be registered pursuant to Section 12(b) of the Act:

Title of Each Class to be so Registered:    Name of Each Exchange on Which Each
                                            Class is to be Registered:
Common Shares of Beneficial Interest
Without Par Value                           New York Stock Exchange
----------------------------------------    ------------------------------------

Securities to be registered pursuant to Section 12(g) of the Act:  None

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INFORMATION REQUIRED IN REGISTRATION STATEMENT

ITEM 1. DESCRIPTION OF REGISTRANT'S SECURITIES TO BE REGISTERED.

     Reference is hereby made to the sections entitled "Description of Shares" as contained in the registration statement on Form N-2 of Western Asset/Claymore U.S. Treasury Inflation Protected Securities Fund 2, as filed with the Securities and Exchange Commission (the "Commission") on December 18, 2003 (Securities Act File No. 333-111316 and Investment Company Act File No. 811-21477).

ITEM 2. EXHIBITS.

     Pursuant to the Instructions as to Exhibits, no Exhibits are filed herewith or incorporated herein by reference.

                                    SIGNATURE

     A copy of the Agreement and Declaration of Trust of Western Asset/Claymore U.S. Treasury Inflation Protected Securities Fund 2, as amended, is on file with the Secretary of the Commonwealth of Massachusetts, and notice is hereby given that this instrument is executed on behalf of the Trust by an officer or Trustee of the Trust in his or her capacity as an officer or Trustee of the Trust and not individually and that the obligations of or arising out of this instrument are not binding upon any of the Trustees, officers, or shareholders individually but binding only upon the assets and property of the Trust.

     Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the Registrant has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereto duly authorized.

                                           WESTERN ASSET/CLAYMORE U.S. TREASURY
                                           INFLATION PROTECTED SECURITIES FUND 2



                                           By: /s/ Randolph L. Kohn
                                              ----------------------------------
                                               Name: Randolph L. Kohn
                                               Title: President


Date:  February 17, 2004

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